UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 18, 2025

Oracle Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-35992	54-2185193
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2300 Oracle Way, Austin, Texas 78741

(Address of principal executive offices) (Zip Code)

(737) 867-1000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	ORCL	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 5—Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On November 18, 2025, the Board of Directors of Oracle Corporation (“Oracle”) unanimously elected Stephen Rusckowski to serve as a director, effective immediately.

Mr. Rusckowski will be granted restricted stock units for shares of Oracle common stock (the “RSUs”) in accordance with Oracle’s Amended and Restated 1993 Directors’ Stock Plan. The RSUs will represent a pro rata amount of the annual equity award granted to non-employee directors based on the number of complete calendar months remaining in Oracle’s current fiscal year. The RSUs will fully vest on the first anniversary of the date of grant provided Mr. Rusckowski continues to serve as a director on the vest date. Mr. Rusckowski will also receive the standard cash compensation for Oracle’s non-employee directors.

Mr. Rusckowski entered into Oracle’s standard form of indemnification agreement pursuant to which Oracle will indemnify him for certain actions taken in his capacity as a director.

Item 5.07 Submission of Matters to a Vote of Security Holders

On November 18, 2025, Oracle held its 2025 Annual Meeting of Stockholders (the “Annual Meeting”). Below is a brief description of each matter submitted to a vote at the Annual Meeting, as well as the final voting results with respect to each matter. For more information about these proposals, please refer to Oracle’s definitive proxy statement filed with the U.S. Securities and Exchange Commission on September 26, 2025.

Proposal No. 1: Election of Directors

The stockholders elected each of the following persons as a director to hold office until the 2026 Annual Meeting of Stockholders and until his or her successor is elected and qualified, or until his or her earlier resignation or removal.

Director Nominee	Votes For	Votes Withheld	Broker Non-Votes

Awo Ablo	1,970,921,678	379,377,888	265,704,606

Jeffrey S. Berg	2,167,434,409	182,865,157	265,704,606

Michael J. Boskin	2,144,795,282	205,504,284	265,704,606

Safra A. Catz	2,287,398,391	62,901,175	265,704,606

Bruce R. Chizen	1,789,428,191	560,871,375	265,704,606

George H. Conrades	2,168,501,144	181,798,422	265,704,606

Lawrence J. Ellison	2,271,537,382	78,762,184	265,704,606

Rona A. Fairhead	2,311,910,112	38,389,454	265,704,606

Jeffrey O. Henley	2,161,523,700	188,775,866	265,704,606

Clayton M. Magouyrk	2,309,110,378	41,189,188	265,704,606

Charles W. Moorman	2,297,980,595	52,318,971	265,704,606

Naomi O. Seligman	2,175,743,875	174,555,691	265,704,606

Michael D. Sicilia	2,309,260,122	41,039,444	265,704,606

Proposal No. 2: Advisory Vote to Approve the Compensation of Oracle’s Named Executive Officers

The stockholders cast an advisory vote approving the compensation of Oracle’s named executive officers as follows: 1,922,942,188 shares in favor, 423,773,929 shares against, 3,583,449 shares abstaining and 265,704,606 broker non-votes.

Proposal No. 3: Ratification of Selection of Independent Registered Public Accounting Firm

The stockholders ratified the appointment of Ernst & Young LLP as Oracle’s independent registered public accounting firm for the fiscal year ending May 31, 2026, with 2,549,762,065 shares in favor, 63,419,255 shares against and 2,822,852 shares abstaining.

Section 9—Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
99.1	Press Release – Oracle Names Stephen Rusckowski to the Board of Directors, dated November 20, 2025

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORACLE CORPORATION

Dated: November 21, 2025	By:	/s/ Kimberly Woolley
Name: Kimberly Woolley
Title: Vice President, Assistant General Counsel and Assistant Secretary